UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On May 26, 2022, Aravive, Inc. (the “Company”) issued a press release announcing the presentation of updated Phase 1b/2 ccRCC data at the 2022 American Society of Clinical Oncology (ASCO) annual meeting, taking place June 3-7 in Chicago (the “2022 ASCO Annual Meeting”).

A summary of the interim Phase 1b results include (as of April 30, 2022, the cut-off date):
-
Batiraxcept 15 mg/kg in combination with cabozantinib 60 mg has a manageable safety profile in previously treated ccRCC; no dose-limiting toxicities have been observed; a similar safety profile was observed across the 15 mg/kg and 20 mg/kg dose cohorts.

-
Batiraxcept given every 2 weeks suppressed serum GAS6 to below the level of quantitation in 25/26 patients (1 patient did not have an assessment), showing a clear pharmacokinetic (PK)/pharmacodynamic (PD) relationship; 23/26 patients had batiraxcept trough levels above the minimally efficacious concentration of 13.8 mg/L by Cycle 2.

-	The confirmed + unconfirmed response rate in the total population was 46% with a 50% confirmed response rate in the 15mg/kg (RP2D) batiraxcept group.
-	The proportion of patients in the total population who were progression free at 7 months was 71%.
-	The proportion of patients in the total population who had a duration of response of at least 7 months was 75%.
-
A baseline biomarker enriched the confirmed response rate in the RP2D (15mg/kg) biomarker high population to 67%, increased the proportion of patients progression free at 7 months to 91% and increased the proportion of patients who had a duration of response of at least 7 months to 80%.

-	58% (15/26) of total population achieved a better response on the batiraxcept trial than they did with their therapy prior to study entry, which was only 23%.
-	The safety and clinical activity of this combination together with PK/PD data support a RP2D of 15 mg/kg.

A copy of the abstract titled “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib in patients with advanced or metastatic clear cell renal cell (ccRCC) carcinoma who have received front-line treatment (NCT04300140)” and “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib, cabozantinib and nivolumab, and as monotherapy in patients with advanced or metastatic clear cell renal cell carcinoma (NCT04300140)” are filed as exhibits to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01.   Other Events.

The Company presented updated Phase 1b/2 ccRCC data at the 2022 ASCOAnnual Meeting.

A summary of the interim Phase 1b results include (as of April 30, 2022, the cut-off date):
-
Batiraxcept 15 mg/kg in combination with cabozantinib 60 mg has a manageable safety profile in previously treated ccRCC; no dose-limiting toxicities have been observed; a similar safety profile was observed across the 15 mg/kg and 20 mg/kg dose cohorts.

-
Batiraxcept given every 2 weeks suppressed serum GAS6 to below the level of quantitation in 25/26 patients (1 patient did not have an assessment), showing a clear pharmacokinetic (PK)/pharmacodynamic (PD) relationship; 23/26 patients had batiraxcept trough levels above the minimally efficacious concentration of 13.8 mg/L by Cycle 2.

-	The confirmed + unconfirmed response rate in the total population was 46% with a 50% confirmed response rate in the 15mg/kg (RP2D) batiraxcept group.
-	The proportion of patients in the total population who were progression free at 7 months was 71%.
-	The proportion of patients in the total population who had a duration of response of at least 7 months was 75%.
-
A baseline biomarker enriched the confirmed response rate in the RP2D (15mg/kg) biomarker high population to 67%, increased the proportion of patients progression free at 7 months to 91% and increased the proportion of patients who had a duration of response of at least 7 months to 80%.

-	58% (15/26) of total population achieved a better response on the batiraxcept trial than they did with their therapy prior to study entry, which was only 23%.
-	The safety and clinical activity of this combination together with PK/PD data support a RP2D of 15 mg/kg.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release of Aravive, Inc.
99.2
Abstract titled “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib in patients with advanced or metastatic clear cell renal cell (ccRCC) carcinoma who have received front-line treatment (NCT04300140)”

99.3	Abstract titled “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib, cabozantinib and nivolumab, and as monotherapy in patients with advanced or metastatic clear cell renal cell carcinoma (NCT04300140)”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer